UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2009

HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13790

Delaware	76-0336636
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)

713-690-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2009, we amended the employment agreement of Craig J. Kelbel to be effective September 1, 2009. The amendment extended the term of Mr. Kelbel's employment agreement through December 31, 2013. It also provided that Mr. Kelbel would transfer a country club membership in the Houston, Texas, area he owns to the Company and would be provided a company-owned golf club membership in the Atlanta, Georgia, area, where he is based. All other terms of the employment agreement remained the same.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.                Description
10.1                First Amendment to Employment Agreement of Craig J. Kelbel effective as of
                   September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

Date: August 28, 2009	By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Amendment to Employment Agreement of Craig J. Kelbel effective as of September 1, 2009.